                                                                   EXHIBIT 10.24

          THIS WARRANT AGREEMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT AGREEMENT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

                               WARRANT AGREEMENT

             To Purchase Shares of the Series B Preferred Stock of

                            INTERNET TRAVEL NETWORK


                Dated as of June 29, 1999 (the "Effective Date")

          WHEREAS, Internet Travel Network, a California corporation (the "Company") has entered into a Master Lease Agreement dated as of April 2, 1996, Equipment Schedule No. VL-4 dated as of June 29, 1999, and related Summary Equipment Schedules (collectively, the Leases) with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

          WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Leases, the right to purchase shares of its Series B Preferred Stock;

          NOW, THEREFORE, in consideration of the Warrantholder executing, performing and delivering such Leases and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

          1.   GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.
               ----------------------------------------------

          The Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe to and purchase, from the Company, 19,500 fully paid and non-assessable shares of the Company's Series B Preferred Stock ("Preferred Stock") at a purchase price to be calculated as follows (the "Exercise Price"). In the event the next round of equity financing, which shall be defined as the earlier to occur of (i) the closing of an initial public offering, (ii) the closing of an acquisition or merger of the Company, or (iii) the closing of a round of (raising $10,000,000 or more) Series E Preferred Stock financing ("Next Round") occurs prior to August 11, 1999 the Exercise Price shall be the price per share of the Next Round (in the event such price per share is being determined in connection with an initial public offering, such price per share shall be deemed to be the per share "price to public" set forth on the front cover of the Company's final prospectus and in connection with an acquisition or merger the imputed price per share of Series B Preferred Stock) ("100% Price"). In the event the Next Round occurs on or after August 11, 1999 and prior to November 12, 1999, then the Exercise Price shall be 85% of the price per share of the Next Round ("85% Price"). In the event the Next Round occurs on or after November 13, 1999 then the Exercise Price shall be $5.125 per share (Series C Preferred Stock Price).

          Notwithstanding the foregoing, in the event that (i) the Next Round is the closing of the sale by the Company of a Series E Preferred Stock raising $10,000,000 or more; and (ii) the Company issues to the purchasers of the Series E Preferred Stock in connection with the Next Round warrants having an exercise price per share that is less than the Series E Preferred Stock price per share (the "In-the Money Warrants"), then the Exercise Price of this warrant shall be the quotient obtained by dividing (x) the sum of the aggregate gross proceeds to the Company from the issuance of Series E Preferred Stock in the Next Round and the aggregate gross proceeds the Company would receive upon the full exercise of all In-the-Money Warrants as of the date of the close of the Next Round; by (y) the sum of the total number of shares of Series E Preferred Stock issued in the Next Round and the total number of shares that would be issuable upon the full exercise of all the In-the Money Warrants as of the date of the close of the Next Round. The Exercise Price determined in accordance with this paragraph shall remain subject to adjustment as described in the preceding paragraph based upon the closing date of the Next Round.

          The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

          2.   TERM OF THE WARRANT AGREEMENT.
               -----------------------------

          Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the Effective Date and shall be exercisable for a period ending upon the earlier of (i) seven (7) years from the Effective Date of this Warrant Agreement or (ii) two (2) years from the effective date of the Company's initial public offering.

          Notwithstanding the term of this Warrant Agreement fixed pursuant to the above paragraph, the right to purchase Preferred Stock as granted herein shall expire, if not previously exercised immediately upon the closing of a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (the "Merger") provided in which Warrantholder realizes a value for its shares equal to or greater than $4.98 per share.

          The Company shall notify Warrantholder if the Merger is proposed in accordance with the terms of 8(f) hereof, and if the Company fails to deliver such written notice, then notwithstanding anything to the contrary in this Warrant Agreement, the rights to purchase the Company's Preferred Stock shall not expire until the Company complies with such notice provisions. Such notice shall also contain such details of the proposed Merger as are reasonable in the circumstances. If such closing does not take place, the Company shall promptly notify the Warrantholder that such proposed transaction has been terminated, and the Warrantholder may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of Warrants has occurred after the Company notified the

Warrantholder that the Merger was proposed. In the event of such recission, the Warrants will continue to be exercisable on the same terms and conditions contained herein.

          3.   EXERCISE OF THE PURCHASE RIGHTS.
               -------------------------------

          The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I ("Notice of Exercise"), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, and in no event later than twenty one (21) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.

          The Exercise Price may be paid at the Warrantholder's election either
(i) by cash or check, or (ii) by surrender of Warrants ("Net Issuances") as determined below. If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

          X =  Y(A-B)
               ------
                 A
Where:    X =  the number of shares of Preferred Stock to be issued to the
               Warrantholder.
          Y =  the number of shares of Preferred Stock requested to be exercised under this Warrant Agreement.
          A =  the current fair market value of one (1 ) share of Preferred
               Stock as of the date of exercise.
          B =  the Exercise Price.

          For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

               (i) if the exercise is in connection with an initial public offering of the Company's Common Stock, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

               (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

                      (a) if traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a ten (10) day period ending the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

                      (b) if actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the ten
(10) day period ending the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

               (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of
(x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the value received by the holders of the Companies Preferred Stock on a common equivalent basis pursuant to such merger or acquisition.

          Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Warrant Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Warrant Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

          4.   RESERVATION OF SHARES.
               ---------------------

          During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

          5.   NO FRACTIONAL SHARES OR SCRIP.
               -----------------------------

          No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

          6.   NO RIGHTS AS SHAREHOLDER.
               ------------------------
          This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant.

          7.   WARRANTHOLDER REGISTRY.
               ----------------------
          The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

          8.   ADJUSTMENT RIGHTS.
               -----------------
          The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

                    (a)  Merger and Sale of Assets.  If at any time there shall
                         -------------------------
be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger or consolidation of the Company with or into another corporation whether or not the Company is the surviving corporation, or the sale of all or substantially all of the Company's properties and assess To any other person (hereinafter referred to as a "Merger Event"), then, as a part of such Merger Event, unless lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of the Warrant, the number of shares of preferred stock or other securities of the successor corporation resulting from such Merger Event, equivalent to that which would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event (the "Assumption"), then upon the effective time of such Merger Event, if not exercised at such time or prior by the Warrantholder, by cash or otherwise, this Warrant shall automatically be exercised pursuant to the Net Issuance provision set forth in Section 3 hereof for the full amount of shares of the Preferred Stock remaining available for purchase according to the terms and provisions hereof without any action by the Warrantholder, the Company or any third party. In the event of an Assumption, appropriate adjustment (as determined in good faith by the Board of Directors of the Company making the Assumption) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the Merger Event to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable to the greatest extent possible and the Exercise Price of any replacement warrant or other security shall be adjusted such that the aggregate Exercise Price payable thereunder remains equivalent to the aggregate exercise price hereunder.

                    (b)  Reclassification of Shares.  If the Company at any time
                         --------------------------
shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire, for the same aggregate Exercise Price, such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

                    (c)  Subdivision or Combination of Shares.  If the Company
                         ------------------------------------
at any time shall combine or subdivide its Preferred Stock, (i) the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination, and (ii) the number of shares of Preferred Stock purchasable hereunder shall be proportionately increased in the case of a subdivision or proportionately decreased in the case of a combination, in each case such that the aggregate Exercise Price payable hereunder remains the same.

                    (d)  Stock Dividends.  If the Company at any time shall pay
                         ---------------
a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (h)) of the Company's Preferred Stock, then the Exercise Price shall be adjusted, from and after the record date of such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the total number of all shares of the Company's Preferred Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's Preferred Stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                    (e)  Conversion of Preferred Stock.  If the Company's
                         -----------------------------
outstanding Preferred Stock shall be converted into shares of the Company's Common Stock pursuant to the Company's Articles of Incorporation, then this Warrant shall thereafter be exercisable for the number of shares of Common Stock that would have been issuable upon conversion of the Preferred Stock issuable upon exercise of this Warrant, if immediately prior to such conversion of the outstanding Preferred Stock: (i) this Warrant had been exercised in full, and
(ii) the Preferred Stock issued upon such exercise had been converted to Common Stock. In such event, (x) the Exercise Price shall be adjusted such that the aggregate Exercise Price payable hereunder remains the same, and (y) all references to Preferred stock in this Warrant shall be deemed to be references to the Company's Common Stock.

                    (f)  Antidilution Rights.  Additional antidilution rights
                         -------------------
applicable to the Preferred Stock purchasable hereunder are as set forth in the Company's Articles of Incorporation, as amended through the Effective Date, a true and complete copy of which is attached hereto as Exhibit IV (the "Charter") and the Company shall provide Warrantholder with copies of all notices provided to holders of Preferred Stock. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter.

                    (g)  Notice of Adjustments.  If: (i) the Company shall
                         ---------------------
declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorate to the holders of any class of its Preferred Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; (iv) there shall be an initial public offering; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the
Warrantholder: (A) within twenty (20) days following such event, written notice of the date on which the books of the Company closed or a record was taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall occur (and except in the case of an Assumption under Section 8(a), specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of a public offering, the Company shall give the Warrantholder at least ten (10) days written notice prior to the expected effective date thereof.

          Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

                    (h)  Timely Notice.  Failure to timely provide such notice
                         -------------
required by subsection (h) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. The notice period shall begin on the date Warrantholder actually receives a written notice containing all the information specified above.

          9.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
               --------------------------------------------------------

                    (a)  Reservation of Preferred Stock.  The Preferred Stock
                         ------------------------------
issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and Bylaws, as amended. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

                    (b)  Due Authority.  The execution and delivery by the
                         -------------
Company of this Warrant Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock, have been duly authorized by all necessary corporate action on the part of the Company, and the Leases and this Warrant Agreement are not inconsistent with the Company's Charter or Bylaws, do not contravene any law or governmental rule, regulation or order applicable to it, and, to the Company's knowledge, do not and will not contravene any provision of, or constitute a default under, any material indenture, mortgage, contract or other material instrument to which it is a party or by which it is bound, and the Leases and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

                    (c)  Consents and Approvals.  No consent or approval of,
                         ----------------------
giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement, except for the filing of notices pursuant to Regulation D under the 1933 Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

                    (d)  Issued Securities.  All issued and outstanding shares
                         -----------------
of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are, to the Company's knowledge, fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws.

                    (e)  Insurance.  The Company has in full force and effect
                         ---------
insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

                    (f)  Other Commitments to Register Securities.  Except as
                         ----------------------------------------
set forth in the Company's Investor Rights Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

                    (g)  Exempt Transaction.  Subject to the accuracy of the
                         ------------------
Warrantholder's representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof or upon Regulation D promulgated thereunder, and (ii) the qualification requirements of the applicable state securities laws.

                    (h)  Compliance with Rule 144.  At the written request of
                         ------------------------
the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

          10.  REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
               --------------------------------------------------

          This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

                    (a)  Investment Purpose.  The right to acquire Preferred
                         ------------------
Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

                    (b)  Private Issue.  The Warrantholder understands (i) that
                         -------------
the Preferred Stock issuable upon exercise of this Warrant is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

                    (c)  Disposition of Warrantholder's Rights.  In no event
                         -------------------------------------
will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

                    (d)  Financial Risk.  The Warrantholder has such knowledge
                         --------------
and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

                    (e)  Risk of No Registration.  The Warrantholder
                         -----------------------
understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the Securities Exchange

Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

                    (f)  Accredited Investor.  Warrantholder is an "accredited
                         -------------------
investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

          11.  TRANSFERS.
               ---------

          Subject to the terms and conditions contained in Section 10 hereof to which any transferee shall be bound and shall represent and warrant to the Company prior to any transfer of this Warrant Agreement, this Warrant Agreement and all rights hereunder are transferable only to affiliates of Comdisco, Inc. and any such transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

          12.  MISCELLANEOUS.
               -------------

                    (a)  Effective Date.  The provisions of this Warrant
                         --------------
Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

                    (b)  Attorney's Fees.  In any litigation, arbitration or
                         ---------------
court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

                    (c)  Governing Law.  This Warrant Agreement shall be
                         -------------
governed by and construed for all purposes under and in accordance with the laws of the State of California.

                    (d)  Counterparts.  This Warrant Agreement may be executed
                         ------------
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    (e)  Notices.  Any notice required or permitted hereunder
                         -------
writing and shall be deemed effectively given upon personal delivery, facsimile transmission (provided that the original is sent by personal delivery or mail as hereinafter set forth) or five (5) days after deposit in the United States mail, by registered or certified mail, addressed (i) to the Warrantholder at 6111 North River Road, Rosemont, Illinois 60018, attention: James Labe, Venture Group, cc: Legal Department, attn: General Counsel, (and/or, if by facsimile, (847) 518-5465 and (847) 518-5088) and (ii) to the Company at 453 Sherman, Palo Alto, CA 94306, attention: (and/or if by facsimile, (650) 614-
6390) or at such other address as any such party may subsequently designate by written notice to the other party.

                    (f)  Remedies.  In the event of any default hereunder, the
                         --------
non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable. The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

                    (g)  No Impairment of Rights.  The Company will not, by
                         -----------------------
amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

                    (h)  Survival.  The representations, warranties, covenants
                         --------
and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

                    (i)  Severability.  In the event any one or more of the
                         ------------
provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

                    (j)  Amendments.  Any provision of this Warrant Agreement
                         ----------
may be amended by a written instrument signed by the Company and by the Warrantholder.

                    (k)  Additional Documents.  The Company, upon execution of
                         --------------------
this Warrant Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in subparagraphs (a) through (d), (f) and (g) of Section 9 above.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

                                 Company:  INTERNET TRAVEL NETWORK

                                 By:____________________________________________

                                 Title:  VP Finance
                                         ---------------------------------------

                                 Warrantholder:  COMDISCO, INC.

                                 By:____________________________________________

                                 Title:  James Labe, President
                                         Comdisco Ventures Division